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                        SECURTIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report  November 23, 2004

                                  EPIXTAR CORP.
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               (Exact name of Registrant as specified in charter)


Florida                          011-15499                     55-0722193
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                  11900 Biscayne Blvd.,  Miami, Florida 33181
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                    (Address of principal executive officers)

                                  305-503-8600
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                                   (Telephone)







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ITEM  2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN INDIRECT
               OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

 As of October 15, 2004 we reported, an initial sale of $550,000 principal amount of Joint 5% Unsecured Subordinated Convertible Promissory Notes due May 2007 and related securities sold in units pursuant to a private placement by us and our wholly subsidiary Voxx Corporation. (See Current Report on Form 8-k dated October 15, 2004 and incorporated by reference herein.) Since that date we sold additional units so that the total principal amount of the joint notes, including amounts previously reported, is $1,812,500.

The securities sold have not been registered under the Securities Act of 1933 nor will the securities offered be registered These securities may not be offered or sold in the United States by the Investors absent registration under the Securities Act of 1933 or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities.




ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.


Reference is made to ITEM 2.03 Creation of a Direct Financial Obligation or an Indirect Obligation under an Off-Balance Sheet Arrangement of Registrant for a reference to our and our subsidiary's current debt offering.

The Placement is being made solely to accredited investors without any general advertisement or solicitation and all of the securities issued or issuable therein have or will contained an appropriate restrictive legend. upon an exemption from registration under the Securities Act of 1933, as amended, provided under Regulation D promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004



                                                EPIXTAR CORP.
                                                    (Registrant)


                                                By: /s/ David Srour
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                                                     David Srour
                                                     President